American Arbitration Association

                                      Order

      This Order is to stay and potentially conclude proceedings in the case of ODS Technologies, LP (TVG) vs. Youbet.com, Inc. (UBET) Case 14 168 01898 03. In a letter received by the Arbitrator on January 14, 2004, Counsel for TVG, on behalf of both Parties requested that all deadlines in this case be extended by two weeks without prejudice to permit the Parties to finalize an agreement in principal they had reached to settle their dispute. Accordingly, it is ordered that:

1. The date for filing the Reply Brief by TVG and the Final Hearing scheduled for January 26 and 27 are hereby defined.

2. Unless the parties notify the Administrator to the contrary by January 30, 2004 and request another preliminary hearing to reschedule the aforementioned brief and hearing, this case will be closed as of that date and the final fees and expenses will be assessed by the Administrator.


                                        /s/ John R. Schmutz
                                        Arbitrator

January 15, 2004